Q3 2023 Shareholder Letter

These include adding new features and functionality to the platform, bringing AI-enabled experiences and work to clients and talent, and engaging in valuable new partnerships that will deliver differentiated tools and resources to our customers to drive lasting shareholder value. One of our most ambitious growth goals is to foster the most AI-empowered independent professionals in the world. In pursuit of this, we greatly enhanced our AI Services hub, which has seen a 10x increase in average monthly visitors since its launch in the second quarter and, just yesterday, announced an extension of the hub with a new suite of generative AI apps, offers and educational content specially designed for talent. Our scale as the world’s work marketplace has aided us in creating a deep and diverse ecosystem of partners that span education, technology and special offers for clients and talent. New featured partnerships for AI-powered apps and offers for independent professionals include industry-leading companies like Adobe, Amazon, ClickUp and Miro that have advanced integration of generative AI into their tools and services, alongside educational AI skills-based courses and content from leading providers like Coursera, Jasper and Udemy that form a new Education Marketplace on Upwork Academy. We also launched limited access to Upwork Chat Pro, a new generative AI application embedded directly on Upwork’s platform and powered by GPT-4. Upwork Chat Pro utilizes unique insights from Upwork about independent professionals to provide specific, contextualized responses and recommendations that are relevant to the needs of professionals on Upwork, assisting them in starting, creating and completing projects more efficiently and effectively. In the third quarter of 2023, Upwork continued to drive durable, profitable growth, while advancing our position as the world’s work marketplace. We made significant progress on our goal to become the preeminent destination for AI-related talent and work, while also improving the efficiency, effectiveness, and speed to match on our platform through improvements to our core product experiences and capabilities. We achieved better-than-expected results across our financial goals, generating third-quarter 2023 revenue of $175.7 million, up 11% from a year ago. We recorded GAAP net income of $16.3 million and adjusted EBITDA of $31.2 million this quarter, demonstrating very rapid margin improvement compared to GAAP net loss of $(24.8) million and adjusted EBITDA loss of $(2.9) million in the third quarter of 2022. Our strong third-quarter adjusted EBITDA results are due to strong growth in revenue as well as the implementation of cost optimization programs across our business, resulting in unit cost improvements in transaction losses, sales and marketing, and other areas. Our focus on profitable growth has also strengthened our balance sheet, with cash from operating activities of $37 million in the third quarter. Due to our strong execution, we are raising our revenue and adjusted EBITDA guidance for 2023 to $680 million to $685 million in revenue, or 10% to 11% year-over-year growth, and $67 million to $71 million of adjusted EBITDA. We are also pleased to announce that our Board of Directors has approved a share repurchase program, with authorization to purchase up to $100 million of our outstanding shares of common stock. While we continue to capture opportunities for cost optimization, we also remain committed to investing in growth. We expect the third quarter to be the high point for adjusted EBITDA margin in 2023, as we continue to invest in near- and long-term growth opportunities. Dear Shareholders 2

With these initial steps, Upwork is progressing on our goal to be the next-generation platform for professionals and clients to get work done in the most advanced and efficient ways possible. Each new offering marks a step toward achieving our goal to become the preeminent destination for AI talent and work, and supports our conviction that the potent combination of humans and generative AI technologies unleashes potential that surpasses what humans or technology can achieve alone. We continue our work unlocking the vast opportunity in the Enterprise space with an increased focus on efficiency. Our Land team’s performance improved sequentially in the third quarter, adding 23 new Enterprise clients including notable new organizations like Dropbox, IT’SUGAR, Moderna, and Florida State University. We also drove substantive growth in our highest value cohort of customers, as the number of Enterprise clients in the third quarter spending $5 million or more over the trailing twelve months rose 43% quarter-over-quarter. We continue to be pleased with the progress we are making toward our long-term strategy of providing companies with the talent, skills and tools they need to get critical work done, through harnessing the power of generative AI on the platform; innovating on behalf of all our customers; optimizing our operations; and running our business to drive durable, profitable growth. We are on track to deliver a record year in 2023 in both revenue and adjusted EBITDA and believe we have set a steady course for sustained momentum and growth in the quarters ahead. 3 Career Innovator: Evan Fisher Evan Fisher is a pitch deck expert who has earned more than $1 million on Upwork helping his clients raise $5 billion total. With more than 14 years of capital markets experience, Evan has spent the majority of his career ensuring he is maximizing capital and profit, both for his customers and for his own business. Evan provided us with his take on Upwork’s recent pricing change: “It’s a win all around – and there’s never been a better time for beginners to get started on Upwork, and for existing freelancers to lean in heavily and up your game,” Evan says. ”Upwork has the most compelling value proposition to attract the best freelancers in the world,” Evan said. “Freelancers now have a better opportunity to excel and keep more of their earnings even if they’re early in their journey. A totally transparent fee structure that’s best in class, plus offering fast payments, plus being the largest talent marketplace makes Upwork a win. Finally, the impact on the top 1% of freelancers who are doing $10k+ projects won’t be big, and it’s an easy and quick fix to adjust. I bet most first-time Upwork clients will find that they love it, and more clients is a win for freelancers.”

AI Enhancements That Benefit Our Customers We have strong conviction that growth opportunities in AI are a tailwind for our business, and providing access to new generative AI tools into the hands of our customers was again a top priority in the third quarter. We have continued advancing our approach to leveraging AI in three primary ways: 1. Innovating new AI-powered features and platform experiences across every category of work. 2. Giving talent on Upwork access to the most modern generative AI tools to supercharge their productivity and quality of work. 3. Serving clients with a singular destination for sourcing the full breadth of AI-focused talent they need. We focused on innovative ways to continue making professionals on Upwork the most AI-enabled talent in the world, which benefits talent’s productivity, quality of work and earnings, ultimately driving better outcomes for clients across all categories of work on our marketplace. By enabling professionals on Upwork to be even more efficient and effective, we continue to deepen and grow the pool of highly skilled talent that businesses can partner with and encourage repeat projects and client retention. Q3’23 Business Highlights 44 Along with the AI Services hub, we continue to add AI-based tools to better support clients in connecting with and evaluating talent, and support professionals in finding and securing work. The job post generator, which helps reduce friction for clients by aiding them in accurately describing their needs and increasing the speed with which they can post jobs, was released to new users and has continued to increase the quality of job posts and cut the time to post a job nearly in half for those using it. Early findings from the use of proposal tips, which aim to enhance the way professionals display their unique talent and differentiate themselves to win more work, show that freelancers using the tool secure work at a higher rate. The efficacy of these tools, along with our newly released Upwork Chat Pro, demonstrate our ability to integrate AI solutions directly into the most common workflows on our platform, rapidly improving our clients’ ability to post jobs and hire talent, and helping independent professionals find, land and complete projects

Ads Tools Lead to a More Efficient Marketplace

We are building a Talent Marketplace that is efficient, equitable, and optimized for growth by matching talent and clients at scale to fill more jobs. We have been gradually building an ads products ecosystem to help high-intent talent find more personalized pathways to match with clients. We're excited about the increased customer value and revenue growth we've seen from our ads products. The products introduced last year, such as Availability Badges and Boosted Proposals, have had clear and positive outcomes for those who use them. Talent using our Availability Badges have received 50% more invites, and clients are 62% more likely to get their invites accepted by these badged talent. The use of Boosted Proposals increases a boosted professional's likelihood to get hired by 24%. Our suite of ads products is already leading to a more efficient and rewarding marketplace for our customers, and delivering significant opportunities to increase freelancer earnings and drive meaningful revenue growth for Upwork.

Partnerships and Platform Improvements That Equip Talent and Fulfill Client Needs

This year, we have worked to accelerate the expansion of our partner ecosystem. This lets Upwork engage in additive new partnerships that bring differentiated tools and value to our customers, generate new revenue streams and continue to attract high quality talent to our platform.


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Career Innovator: Jennifer Davis

Austin-based freelancer Jennifer Davis holds a PhD from Georgetown University. She currently works on Upwork as an AI and Machine Learning Consultant and teaches at Columbia University.

Following a post-doctoral fellowship, Jennifer worked at the MD Anderson Cancer Center where she became very interested in supercomputing while conducting cancer research. She decided to accept a role with Accenture and fell in love with consulting. At IBM, she led teams and business development across the United States and Europe, oversaw and developed proposals for complex data science projects, and helped internally with the design of artificial intelligence products geared towards healthcare and pharmaceuticals. She was happy with what she was doing, but didn't love traveling 80 percent of the time. That's when she started finding work on Upwork.

"Upwork was one of the best things that ever happened to me," she said. Jennifer says her main focus on Upwork is helping customers solve problems that we "really can't wait decades to solve."

That's where freelancers like Jennifer come in -- They are helping companies rethink the way they approach their biggest challenges and advance their most critical goals. Jennifer's favorite type of client is one with a "blue sky project" that seems impossible but she knows isn't. "When it comes to AI, people think there's no human in the loop. There is always going to be some human intervention in order for us to harness the power it offers," Jennifer says.



5

6 For example, our partnership with OpenAI announced in July provides clients with pre-vetted expert talent trained on OpenAI technologies. The partnership is delivering significant attention to our platform and attracting some of the top AI talent in the world, which is generating interest from companies operating on the cutting edge of implementing AI models. In the third quarter, we progressed our partnership strategy on equipping talent on Upwork with access to tools, certifications and education resources to help them win work, become force-multipliers and evolve into the world’s most AI-enabled independent professionals. In the third quarter, our newly launched partnerships included Adobe, Amazon, ClickUp, Coursera, Jasper, Miro, and Udemy, among others, differentiating Upwork by providing talent with access to a breadth of apps, offers and learning resources available on our platform. Learning and development opportunities via a new AI Education Library are critical to ensuring talent on Upwork are operating to their greatest potential. We see a strong correlation between completing an Upwork Academy learning path and getting hired. In fact, independent professionals who complete a learning path are up to three times more likely to be hired within a month of submitting their first proposal or project, compared to those who do not complete a learning path. Through these initiatives, Upwork is continuing to connect clients with faster, better and more flexible talent, while attracting skilled professionals by giving them access to the tools they want and need to supercharge their work, including training on how to fully leverage the tools provided through our platform. Beyond access to AI tools, partnerships and functionality, we continued to improve our core marketplace product in the third quarter by upgrading the search experience and implementing a full redesign of our client dashboard. The new dashboard provides personalized recommendations and actionable next steps, resulting in clients who used it spending over 5% more than those using the legacy version in early testing. Career Innovator: Megan Marcucci Megan Marcucci is a digital marketing project manager, content writer, and SEO expert, and a Top Rated Plus independent professional on Upwork. She first discovered Jasper while on boarding with a new client. “Our client had a high volume of duplicate product and meta descriptions—literally using the same description for hundreds and hundreds of products,” said Megan. “Our team needed to change the descriptions for these very specialized products while still capturing what the client wanted to say about each one. We couldn’t tell our writers to start from scratch, because they needed to have a baseline knowledge of each product. That’s one of the ways we really started leveraging Jasper. Instead of this project taking 2-3 weeks for the team to finish, it took us 2-3 days.” Jasper continues to make work more manageable for Megan, and helps free up her time to pursue other projects for her client. “I just went through a contract renegotiation with a client and they were so happy with my performance that they wanted me to start broadening my scope of work. With tools like Jasper, my team and I don’t have to spend as much time on tedious tasks, which allows us to pursue other projects for a client.”

7 Work Innovator: Chargebee Chargebee is a software as a service (SaaS) platform that makes it easy for companies to manage subscription billing, collect payments, and connect their critical financial systems. Deb Elias, Director of Product Strategy and Operations, needed more resources in order to keep up with the demand for an increasingly popular product. “Our challenge in hiring talent was the fact that everyone was stretched so thin—which was the whole reason we needed to hire. Our hiring managers didn’t have time to sift through hundreds of resumes or profiles,” Elias says. “So I worked with the Upwork sales team to really understand the Enterprise offering.” With legal and HR on board, Elias began identifying projects that didn’t require institutional knowledge of the Chargebee platform that could be handled by independent talent with specific expertise—and in specific locations. “Having a distributed team is really advantageous because we have so much more coverage in the day. We can start a project in the morning in one country and pass it off to talent in another time zone in the evening,” Elias says. As more Chargebee products move through the research and testing phases, though, Elias is continuing to explore how the company can leverage Upwork’s work marketplace—including exploring full-time hiring capabilities. “We were able to hire a contractor through Upwork who did such a great job that if we needed to continue with their work as a full-time role, and they wanted to work with us full-time, we would convert them,” Elias says. “Whether we’re hiring for a single project or long-term, Upwork is always a great way to get the talent we need.” Progress on Our Enterprise Strategy In the third quarter, sales rep productivity remained very strong, as our Land team added 23 new Enterprise clients, representing 21% improvement versus the second quarter of 2023. Land team productivity was up 50% quarter-over-quarter, as our team continues to identify high-quality opportunities with their narrowed focus. Enterprise and Managed Services revenue on a combined basis were flat in the third quarter of 2023 as compared to the same period last year. Last quarter, we saw strong sequential growth in our combined Enterprise and Managed Services business, as we worked to right-size and optimize our Enterprise-focused portfolio. We are pleased with the ongoing stable trends of this business sustained in the third quarter as we focus on efficiency in this area of the business.

Take Rate Total take rate in the third quarter was 17.1%, up from 16.3% in the previous quarter and from 15.4% in the third quarter of 2022. Marketplace take rate for the third quarter of 2023 was 15.9%, up from 15.3% in the previous quarter and from 14.3% in the third quarter of 2022. The increase was largely due to the simplification of our freelancer pricing structure implemented in May 2023, as well as our ads products and other monetization strategies implemented to drive enhanced value and efficiency in our Marketplace business. Total Revenue Revenue grew 11% year-over-year to $175.7 million in the third quarter of 2023. Marketplace Revenue Marketplace revenue for the third quarter of 2023 was $161.7 million, also growing at 11% year-over-year. Total revenue growth was the result of take rate expansion driven by strength in our ads products and our move in 2023 to a simplified, flat-fee pricing structure. Q3’23 Financial Results 8

9 Managed Services Revenue Managed Services revenue grew 4% year-over-year in the third quarter to $14.0 million. Managed Services was positively impacted by a client moving from an Enterprise plan to a Managed Services plan. An offsetting impact can be observed in Enterprise revenue trends in Q3. Enterprise Revenue Enterprise revenue declined (3)% year-over-year to $12.1 million in the third quarter of 2023. The decline was due in part to movement of an Enterprise client from our Enterprise offering to our Managed Services solution. The offsetting benefit can be seen in our Managed Services revenue results for the quarter. New Enterprise Clients We signed 23 new Enterprise clients in the third quarter of 2023, a 21% sequential increase over new Enterprise client additions in the second quarter of 2023.

10 Gross Services Volume (GSV) GSV was $1 billion, flat both quarter-over-quarter and year-over-year, the result of lapping strong GSV growth in the previous two years. Active Clients Active Clients increased 2% year-over-year and quarter-over-quarter to approximately 836,000. Active Client growth was driven by improvements to our client retention, as well as improvements in acquisition of new clients. GSV per Active Client We saw strong active client growth in the third quarter and continue to see higher average spend growth from retained clients when compared to growth in spend from newly acquired clients. As a result, GSV per Active Client decreased (1)% year-over-year to $4,906 as of September 30, 2023.

Gross Profit and Margin GAAP gross profit was $132.5 million for the third quarter of 2023, or 75% of revenue, compared with 74% of revenue in the prior year period. Non-GAAP gross profit was $133.0 million, or 76% of revenue, in the third quarter of 2023, compared with 75% in the third quarter of 2022. The increase in gross margin is primarily due to pricing changes and other platform monetization strategies we have implemented over the past 12 months. OPEX GAAP operating expenses for the third quarter of 2023 were $121.0 million, representing 69% of revenue, compared to 91% in the prior year period, with R&D expense increasing 12% year-over-year, while S&M decreased (25)% year-over-year, G&A decreased (9)% year-over-year and provision for transaction losses decreased (84)% year-over-year. Non-GAAP operating expenses for the third quarter of 2023 were $103.5 million, representing 59% of revenue, compared to 78% in the prior year period, with R&D expense increasing 16% year-over-year, while S&M decreased (26)% year-over-year, G&A decreased (2)% year-over-year, and provision for transaction losses decreased (84)% year-over-year. The strong improvements in operating costs were the result of aggressive management action to focus on efficiency and profitable growth. We will continue to identify ways to improve efficiency while investing in new innovations to grow our business. 11

Net Income (Loss) GAAP net income was $16.3 million in the third quarter of 2023 compared to GAAP net loss of $(24.8) million in the third quarter of 2022. GAAP net income turning positive in the third quarter reflects the progress made in both revenue growth and ongoing cost discipline. GAAP net income per basic and diluted share was $0.12 in the third quarter of 2023 as compared to GAAP net loss per basic and diluted share of $(0.19) in the third quarter of 2022. Non-GAAP net income was $28.9 million in the third quarter of 2023 compared to non-GAAP net loss of $(4.2) million in the third quarter of 2022. Our non-GAAP net income per basic and diluted share was $0.21 in the third quarter of 2023 as compared to non-GAAP net loss per basic and diluted share of $(0.03) in the third quarter of 2022. This rapid improvement is the result of dedicated company focus on driving durable, profitable growth. \ Adjusted EBITDA and Adjusted EBITDA Margin Adjusted EBITDA was $31.2 million in the third quarter of 2023, compared to $(2.9) million in the third quarter of 2022. Adjusted EBITDA margin was 18% in the third quarter of 2023, compared to adjusted EBITDA margin of (2)% in the third quarter of 2022. Our strong adjusted EBITDA results are due to the rapid execution of our strategy to focus on durable, profitable growth. Cash Flow and Balance Sheet Cash, cash equivalents, and marketable securities were approximately $555.2 million at the end of the third quarter of 2023. Our Board has recently approved a $100 million share repurchase program. 12

Guidance Based on the current trends in our business, we are increasing our full-year 2023 revenue guidance to between $680 million and $685 million, which is 10% year-over-year growth at the midpoint. We are guiding fourth-quarter 2023 revenue to be between $175 million and $180 million, which is a 10% year-over-year increase at the midpoint. We are increasing full-year 2023 adjusted EBITDA guidance to between $67 million and $71 million as we remain committed to focusing on profitable growth and increasing margins in 2023. We expect fourth-quarter adjusted EBITDA to be between $24 million and $28 million, which represents an adjusted EBITDA margin of 13.5% to 15.8%. We also expect to generate positive free cash flow going forward. We expect fourth-quarter 2023 non-GAAP diluted EPS to be between $0.16 and $0.18 and diluted weighted-average shares outstanding in the range of 143 million to 145 million. For full-year 2023, we now expect non-GAAP diluted EPS to be between $0.47 and $0.49 and diluted weighted-average shares outstanding in the range of 141 million to 143 million. We continue to expect stock-based compensation expense to be less than $20 million in the fourth quarter of 2023. We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss), adjusted EBITDA margin guidance to GAAP net income (loss) margin, or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income (loss), GAAP net income (loss) margin, and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2023 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income (loss), adjusted EBITDA margin guidance to GAAP net income (loss) margin, and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort. 13 Q4 2023 Guidance FY 2023 Guidance Revenue $175 million - $180 million $680 million - $685 million Adjusted EBITDA $24.0 million - $28.0 million $67.0 million - $71.0 million Diluted weighted-average shares outstanding 143.0 million - 145.0 million 141.0 million - 143.0 million Non-GAAP diluted EPS $0.16 - $0.18 $0.47 - $0.49

Upwork will host a conference call today, November 7, 2023, at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s third-quarter 2023 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X (formerly Twitter) handle (twitter.com/Upwork), Hayden Brown’s X (formerly Twitter) handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels, are not incorporated by reference into this shareholder letter or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only. Q3 2023 Conference Call and Webcast Thank you, Hayden Brown President & CEO Erica Gessert Chief Financial Officer

UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (Unaudited) 15 Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Revenue Marketplace $ 161,739 $ 145,143 $ 466,458 $ 418,893 Managed services 13,994 13,498 38,744 37,983 Total revenue 175,733 158,641 505,202 456,876 Cost of revenue 43,273 40,470 124,582 119,243 Gross profit 132,460 118,171 380,620 337,633 Operating expenses Research and development 43,419 38,898 131,146 112,889 Sales and marketing 47,308 63,171 171,377 184,096 General and administrative 28,652 31,407 86,922 93,872 Provision for transaction losses 1,615 10,137 10,863 18,918 Total operating expenses 120,994 143,613 400,308 409,775 Income (loss) from operations 11,466 (25,442) (19,688) (72,142) Interest expense 711 1,117 2,525 3,362 Other income, net (6,477) (1,772) (55,273) (2,215) Income (loss) before income taxes 17,232 (24,787) 33,060 (73,289) Income tax provision (895) (40) (3,547) (96) Net income (loss) $ 16,337 $ (24,827) $ 29,513 $ (73,385) Net income (loss) per share: Basic $ 0.12 $ (0.19) $ 0.22 $ (0.56) Diluted $ 0.12 $ (0.19) $ (0.06) $ (0.56) Weighted-average shares used to compute net income (loss) per share Basic 135,450 130,830 134,152 130,083 Diluted 137,291 130,830 135,184 130,083

UPWORK INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited) 16 September 30, 2023 December 31, 2022 ASSETS Current assets Cash and cash equivalents $ 146,827 $ 129,384 Marketable securities 408,417 557,230 Funds held in escrow, including funds in transit 177,970 161,457 Trade and client receivables, net 60,262 64,888 Prepaid expenses and other current assets 16,537 17,947 Total current assets 810,013 930,906 Property and equipment, net 26,659 22,063 Goodwill 118,219 118,219 Operating lease asset 5,168 7,603 Other assets, noncurrent 1,379 1,454 Total assets $ 961,438 $ 1,080,245 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities Accounts payable $ 1,747 $ 7,549 Escrow funds payable 177,970 161,457 Accrued expenses and other current liabilities 52,111 53,611 Deferred revenue 21,237 25,075 Total current liabilities 253,065 247,692 Debt, noncurrent 355,626 564,261 Operating lease liability, noncurrent 6,932 11,177 Other liabilities, noncurrent 2,876 8,236 Total liabilities 618,499 831,366 Stockholders’ equity Common stock 14 13 Additional paid-in capital 654,754 592,900 Accumulated other comprehensive loss (393) (3,085) Accumulated deficit (311,436) (340,949) Total stockholders’ equity 342,939 248,879 Total liabilities and stockholders’ equity $ 961,438 $ 1,080,245

UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net income (loss) $ 16,337 $ (24,827) $ 29,513 $ (73,385) Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: Provision for transaction losses 1,364 10,102 6,806 18,412 Depreciation 1,763 1,982 5,641 6,007 Amortization of debt issuance costs 460 740 1,637 2,221 Amortization of premium (accretion of discount) of purchases of marketable securities, net (3,678) (315) (9,832) 485 Amortization of operating lease asset 824 777 2,435 2,295 Tides Foundation common stock warrant expense 188 188 563 563 Stock-based compensation expense 17,811 20,404 56,148 56,119 Gain on early extinguishment of debt — — (38,945) — Changes in operating assets and liabilities: Trade and client receivables 4,319 (6,903) (2,638) (17,764) Prepaid expenses and other assets 2,951 1,586 1,487 380 Operating lease liability (1,509) (1,380) (4,375) (3,994) Accounts payable (2,431) (2) (5,802) 278 Accrued expenses and other liabilities 4,064 5,667 (1,077) 2,202 Deferred revenue (5,511) 2,007 (9,001) 4,285 Net cash provided by (used in) operating activities 36,952 10,026 32,560 (1,896) CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of marketable securities (195,061) (166,909) (449,180) (398,259) Proceeds from maturities of marketable securities 143,637 180,272 451,047 371,879 Proceeds from sale of marketable securities 9,716 — 159,575 — Purchases of property and equipment (423) (291) (558) (893) Internal-use software and platform development costs (3,107) (2,336) (9,179) (5,160) Net cash provided by (used in) investing activities (45,238) 10,736 151,705 (32,433)

18 Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 CASH FLOWS FROM FINANCING ACTIVITIES: Changes in escrow funds payable 316 (18,479) 16,513 9,153 Proceeds from exercises of stock options 1,006 291 1,941 1,335 Proceeds from employee stock purchase plan — — 2,564 2,462 Net cash paid for early extinguishment of debt — — (171,327) — Net cash provided by (used in) financing activities 1,322 (18,188) (150,309) 12,950 NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (6,964) 2,574 33,956 (21,379) Cash, cash equivalents, and restricted cash—beginning of period 336,151 328,105 295,231 352,058 Cash, cash equivalents, and restricted cash—end of period $ 329,187 $ 330,679 $ 329,187 $ 330,679 The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands): September 30, 2023 December 31, 2022 Cash and cash equivalents $ 146,827 $ 129,384 Restricted cash 4,390 4,390 Funds held in escrow, including funds in transit 177,970 161,457 Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows $ 329,187 $ 295,231

UPWORK INC. COST OF REVENUE AND GROSS MARGIN (In thousands, except percentages) (Unaudited) 19 Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 Change 2023 2022 Change Cost of revenue $ 43,273 $ 40,470 $ 2,803 7% $ 124,582 $ 119,243 $ 5,339 4% Components of cost of revenue: Cost of talent services to deliver managed services 10,690 9,591 1,099 11% 29,364 27,822 1,542 6% Other components of cost of revenue 32,583 30,879 1,704 6% 95,218 91,421 3,797 4% Total gross margin 75% 74% 75% 74%

20 Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Net income (loss) $ 16,337 $ (24,827) $ 29,513 $ (73,385) Add back (deduct): Stock-based compensation expense 17,811 20,404 56,148 56,119 Depreciation 1,763 1,982 5,641 6,007 Interest expense 711 1,117 2,525 3,362 Other income, net (1) (6,477) (1,772) (55,273) (2,215) Income tax provision 895 40 3,547 96 Other (2)(3) 188 188 563 4,850 Adjusted EBITDA $ 31,228 $ (2,868) $ 42,664 $ (5,166) Profit margin 9% (16)% 6% (16)% Adjusted EBITDA margin 18% (2)% 8% (1)% Cost of revenue, GAAP $ 43,273 $ 40,470 $ 124,582 $ 119,243 Stock-based compensation expense (499) (376) (1,409) (962) Other (3) — — — (89) Cost of revenue, Non-GAAP 42,774 40,094 123,173 118,192 As a percentage of total revenue, GAAP 25% 26% 25% 26% As a percentage of total revenue, Non-GAAP 24% 25% 24% 26% Gross profit, GAAP $ 132,460 $ 118,171 $ 380,620 $ 337,633 Stock-based compensation expense 499 376 1,409 962 Other (3) — — — 89 Gross profit, Non-GAAP 132,959 118,547 382,029 338,684 Gross margin, GAAP 75% 74% 75% 74% Gross margin, Non-GAAP 76% 75% 76% 74% Research and development, GAAP $ 43,419 $ 38,898 $ 131,146 $ 112,889 Stock-based compensation expense (6,902) (7,337) (21,434) (19,517) Other (3) — — — (2,653) Research and development, Non-GAAP 36,517 31,561 109,712 90,719 As a percentage of total revenue, GAAP 25% 25% 26% 25% As a percentage of total revenue, Non-GAAP 21% 20% 22% 20% Sales and marketing, GAAP $ 47,308 $ 63,171 $ 171,377 $ 184,096 Stock-based compensation expense (3,106) (3,055) (9,672) (7,983) Other (3) — — — (260) UPWORK INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (In thousands, except for percentages and share data) (Unaudited)

21 Sales and marketing, Non-GAAP 44,202 60,116 161,705 175,853 As a percentage of total revenue, GAAP 27% 40% 34% 40% As a percentage of total revenue, Non-GAAP 25% 38% 32% 38% General and administrative, GAAP $ 28,652 $ 31,407 $ 86,922 $ 93,872 Stock-based compensation expense (7,304) (9,636) (23,633) (27,657) Other (2)(3) (188) (188) (563) (1,848) General and administrative, Non-GAAP 21,160 21,583 62,726 64,367 As a percentage of total revenue, GAAP 16% 20% 17% 21% As a percentage of total revenue, Non-GAAP 12% 14% 12% 14% Total operating expenses, GAAP $ 120,994 $ 143,613 $ 400,308 $ 409,775 Stock-based compensation expense (17,312) (20,028) (54,739) (55,157) Other (2)(3) (188) (188) (563) (4,761) Total operating expenses, Non-GAAP 103,494 123,397 345,006 349,857 As a percentage of total revenue, GAAP 69% 91% 79% 90% As a percentage of total revenue, Non-GAAP 59% 78% 68% 77% Income (loss) from operations, GAAP $ 11,466 $ (25,442) $ (19,688) $ (72,142) Stock-based compensation expense 17,811 20,404 56,148 56,119 Other (2)(3) 188 188 563 4,850 Income (loss) from operations, Non-GAAP 29,465 (4,850) 37,023 (11,173) Net income (loss), GAAP $ 16,337 $ (24,827) $ 29,513 $ (73,385) Stock-based compensation expense 17,811 20,404 56,148 56,119 Gain on early extinguishment of debt (1) — — (38,945) — Tax effect of non-GAAP adjustments (5,447) — (5,602) — Other (2)(3) 188 188 563 4,850 Net income (loss), Non-GAAP 28,889 (4,235) 41,677 (12,416) Weighted-average shares outstanding used in computing earnings (loss) per share, GAAP Basic (in millions) 135.4 130.8 134.2 130.1 Diluted (in millions) 137.3 130.8 135.2 130.1 Basic net income (loss) per share, GAAP $ 0.12 $ (0.19) $ 0.22 $ (0.56) Diluted net loss per share, GAAP $ 0.12 $ (0.19) $ (0.06) $ (0.56) Weighted-average shares outstanding used in computing earnings (loss) per share, Non-GAAP Basic (in millions) 135.4 130.8 134.2 130.1 Diluted (in millions) 142.8 130.8 135.9 130.1 Basic net income (loss) per share, Non-GAAP $ 0.21 $ (0.03) $ 0.31 $ (0.10) Diluted net income ( loss) per share, Non-GAAP $ 0.21 $ (0.03) $ 0.31 $ (0.10)

22 (1) During the nine months ended September 30, 2023, we recognized a gain on the early extinguishment of debt of $38.9 million, which is included in other income, net. (2) During each of the three and nine months ended September 30, 2023 and 2022, we incurred $0.2 million and $0.6 million, respectively, related to our Tides Foundation warrant. (3) During the nine months ended September 30, 2022, in response to Russia’s invasion of Ukraine, we incurred certain incremental expenses associated with our humanitarian response efforts. These expenses are not representative of our ongoing operations, and, as a result, we excluded these costs from adjusted EBITDA for the nine months ended September 30, 2022. Represents (i) $1.4 million of special one-time bonuses to our team members in the region impacted by Russia’s invasion of Ukraine, (ii) $1.5 million of expenses incurred in connection with the relocation of our team members in the impacted region, (iii) $1.1 million of donations made to humanitarian aid organizations to support initiatives related to humanitarian response efforts in the impacted region, primarily to Direct Relief International, a humanitarian aid organization, and (iv) $0.4 million of payments of one-time service award bonuses (and associated taxes) to certain of our team members paid in recognition of contributions made by such team members to our humanitarian response efforts in the impacted region.

UPWORK INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended								
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30 2023	September 30, 2023
Net Income (loss)	$ (9,311)	$ (22,556)	$ (24,738)	$ (23,820)	$ (24,827)	$ (16,500)	$ 17,167	$ (3,991)	$ 16,337
Add back (deduct):									
Stock-based compensation expense	13,906	14,926	16,735	18,980	20,404	19,382	19,900	18,437	17,811
Depreciation	2,439	2,074	2,009	2,016	1,982	2,050	2,024	1,854	1,763
Interest expense	746	1,125	1,125	1,120	1,117	1,121	1,101	713	711
Other (income) expense, net (1)	222	(440)	(68)	(375)	(1,772)	(5,543)	(44,101)	(4,695)	(6,477)
Income tax provision	26	63	29	27	40	440	795	1,857	895
Other (2)(3)(4)	188	1,539	4,475	187	188	187	188	187	188
Adjusted EBITDA	$ 8,216	$ (3,269)	$ (433)	$ (1,865)	$ (2,868)	$ 1,137	$ (2,926)	$ 14,362	$ 31,228

(1) During the three months ended March 31, 2023, we recognized a gain on the early extinguishment of debt of $38.9 million, which is included in other (income) expense, net.

(2) For all periods presented, we incurred $0.2 million related to our Tides Foundation warrant.

(3) During the three months ended March 31, 2022, in response to Russia's invasion of Ukraine, we incurred certain incremental expenses of $4.4 million associated with our humanitarian response efforts.

(4) During the three months ended December 31, 2021, we incurred impairment charges of $1.3M.

23

Definitions 24 Active Clients We define an Active Client as a client that has had spend activity on our work marketplace during the 12 months preceding the date of measurement. Virtual tokens needed by talent to bid on projects and ads products on our work marketplace. Connects Adjusted EBITDA We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense; depreciation and amortization; interest expense; other (income) expense, net; income tax (benefit) provision; and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. We define an Enterprise Client as a client that has entered into a contract for its use of our Upwork Enterprise offering. Enterprise Client Enterprise Revenue We define Enterprise Revenue as revenue from our Upwork Enterprise offering, including all client fees, subscriptions, and talent service fees. We define gross services volume, or GSV, as the the total amount that clients spend on both our marketplace offerings and our managed services offering as well as additional fees we charge to users for other services. Gross Services Volume (GSV) GSV per Active Client is calculated by dividing total GSV during the four quarters ended on the date of measurement by the number of active clients on the date of measurement. GSV per Active Client Marketplace Take Rate Marketplace take rate measures the correlation between marketplace revenue and marketplace GSV and is calculated by dividing marketplace revenue by marketplace GSV.

competition; challenges to contractor classification or employment status of talent on our work marketplace; the possibility that the market for talent and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise and clients with larger, longer-term independent talent needs; the success of our investments in our Enterprise sales organization and our related marketing efforts, and expectations for the ability for Enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; the impact of increased use of artificial intelligence; recent and future changes to our pricing model; payment and fraud risks, including our ability to reduce transaction losses; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Ken Blanchard and Scott Blanchard About Upwork Upwork is the world’s largest work marketplace that connects businesses with independent talent from across the globe. We serve everyone from one-person startups to large, Fortune 100 enterprises with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.8 billion on Upwork in 2022 across more than 10,000 skills in categories including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Twitter, Facebook, Instagram, and TikTok. Safe Harbor Statement This shareholder letter includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the fourth quarter and full year 2023, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, including artificial intelligence, industry environment, the economy, our plans with respect to our share repurchase program, and other future conditions. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this shareholder letter, and are subject to risks and uncertainties, including: the impact of challenging macroeconomic conditions on our business; our ability to attract and retain a community of talent and clients; our limited operating history under our current business strategy and pricing model; our focus on the long term and our investments in durable, profitable growth; our ability to develop and release new products and services, and successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; 25 Contact: Investor Relations investor@upwork.com

Safe Harbor Statement Cont. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those over which we have no control. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, undue reliance should not be placed on the forward-looking statements in this shareholder letter. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the six months ended June 30, 2023, filed with the SEC on August 2, 2023, and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended September 30, 2023, when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. 26 not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; (d) expense related to our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future; or (e), for 2022, certain incremental expenses associated with our humanitarian response efforts in response to the war in Ukraine, as these expenses are not representative of our ongoing operations. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures have been provided in the financial statement tables included in this shareholder letter, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business. Non-GAAP Financial Measures To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations, non-GAAP net income (loss) (and on a per share basis), and adjusted EBITDA in this shareholder letter. We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net; income tax (benefit) provision; and, if applicable, certain other gains, losses, benefits, or charges that that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does 27